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                                                                    EXHIBIT 10.6

The following Option Acceleration Agreement was entered into by and between the registrant and the following executive officers on the dates set forth next to their names below:


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Name                                             Date of Agreement
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Jim O'Farrell                                    May 31, 2000
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Corey Mandell                                    September 18, 2000
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                                    FORM OF

                            CAPTURA SOFTWARE, INC.
                         OPTION ACCELERATION AGREEMENT

     This Option Acceleration Agreement is made as of the date set forth below by and between Captura Software, Inc. (the "Company") and the undersigned employee of the Company (the "Employee").

     1.   Option Acceleration Upon a Change of Control. In the event of a Change
          --------------------------------------------
of Control on or following the first anniversary of the Grant Date, the vesting and exercisability of the option to purchase shares of Company common stock granted to the Employee by the Company's Board of Directors on March 8, 2000 (the "Option" and the date of such grant, the "Grant Date") shall be automatically accelerated as to 50% of the shares subject thereto that are unvested at the time of the Change of Control.

     2.   Option Acceleration.  If the Employee's employment with the Company
          -------------------
terminates as a result of an Involuntary Termination at any time within twelve
(12) months after a Change of Control, then the vesting and exercisability of the Option shall be automatically accelerated in full.

     3.   Definition of Terms. The following terms referred to in this Agreement
          -------------------
shall have the following meanings:

          (a)  Cause. "Cause" shall mean (i) any act of personal dishonesty
               -----
taken by the Employee in connection with his/her responsibilities as an employee and intended to result in substantial personal enrichment of the Employee, (ii) the Employee's commission of a felony or an act of fraud against the Company or its affiliates, (iii) a willful act by the Employee that constitutes gross misconduct and that is injurious to the Company, and (iv) continued failure by the Employee to perform his/her duties commensurate with the Employee's position, after there has been delivered to the Employee a written demand for performance from the Company that describes the basis for the Company's belief that the Employee has not substantially performed his/her duties.

          (b)  Change of Control. "Change of Control" shall mean the occurrence
               -----------------
of any of the following events, (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; (ii) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (iii) The approval by the shareholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or (iv) A change in

                                      -2-
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the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

          (c)  Involuntary Termination. "Involuntary Termination" shall mean (i)
               -----------------------
without the Employee's express written consent, the assignment to the Employee of any duties or the significant reduction of the Employee's duties, either of which is inconsistent with the Employee's position with the Company and his/her responsibilities in effect immediately prior to such assignment, or the removal of the Employee from such position and responsibilities; (ii) without the Employee's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction; (iii) a reduction by the Company in the base salary of the Employee as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction, with the result that the Employee's overall benefits package is significantly reduced; (v) the relocation of the Employee to a facility or a location more than 30 miles from the Employee's then present location, without the Employee's express written consent; (vi) any purported termination of the Employee by the Company that is not effected for Disability or for Cause, or any purported termination for which the grounds relied upon are not valid; or (vii) the failure of the Company to obtain the assumption of this Agreement by any successors contemplated in Section 9 below; provided, however, that no Involuntary Termination shall be deemed to have occurred if any such successor substitutes an agreement for this Agreement providing comparable severance benefits to those provided for in this Agreement.

          (d)  Disability. "Disability" shall mean total and permanent
               ----------
disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

     4.   Other.  This Agreement will be governed by the laws of the State of
          -----
Washington, excluding its choice of law provisions.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the
_______ day of _____________, 2000.


Captura Software, Inc.

By:_______________________________

Its:______________________________


EMPLOYEE


__________________________________